       Exhibit 11 - Statement Re: Computation of Earnings Per Share (All amounts in thousands except per share amounts)

(Unaudited)                                                    12 Weeks Ended                    40 Weeks Ended
                                                    ---------------------------------  --------------------------------
                                                    January 1,          January 2,     January 1,         January 2,
                                                    ----------          ----------     ----------         -----------
                                                       1994                1993           1994               1993
                                                    ----------          ---------      ----------         -----------
Primary Earnings per Share:
- ---------------------------
  Average shares outstanding                          8,442               7,783          8,426              7,782
  Net effect of dilutive stock options, based
    on treasury stock method using
    average market price                                  3                  82             16                121
                                                    -------             -------         ------             ------
Total primary shares and equivalents                  8,445               7,865          8,442              7,903
                                                    -------             -------         ------             ------

Income before cumulative effect of
  changes in accounting principles                   $1,568              $1,854         $6,806             $8,655
                                                    -------             -------         ------             ------

      Per primary share amount                       $  .19              $  .24         $  .81             $ 1.10
                                                    =======             =======         ======             ======

Net Income                                           $1,568              $1,854         $8,747             $8,655
                                                    -------             -------         ------             ------

      Per primary share amount                       $  .19              $  .24         $ 1.04             $ 1.10
                                                    =======             =======         ======             ======


Fully Diluted Earnings per Share:
- ---------------------------------
Average shares outstanding                            8,442               7,783          8,426              7,782
Net effect of dilutive stock options, based
  on treasury stock method using higher of
  average market or last price                            3                  85             14                114
Assumed conversion of 7% convertible
  subordinated debentures issued
  March 5, 1993                                       1,290                   -          1,290                  -
                                                    -------             -------         ------             ------
    Total shares and equivalents                      9,735               7,868          9,730              7,896
                                                    -------             -------         ------             ------

Income before cumulative effect of
  changes in accounting principles                   $1,568              $1,854         $6,806             $8,655
Add 7% convertible subordinated debenture
  interest, net of tax effect                           210                   -            681                  -
                                                    -------             -------         ------             ------
    Totals                                           $1,778              $1,854         $7,487             $8,655
                                                    -------             -------         ------             ------

         Per fully diluted share amount              $  .18              $  .24         $  .77             $ 1.10
                                                    =======             =======         ======             ======


Net Income                                           $1,568              $1,854         $8,747             $8,655
Add 7% convertible subordinated debenture
  interest, net of tax effect                           210                   -            681                  -
                                                    -------             -------         ------             ------
    Totals                                           $1,778              $1,854         $9,428             $8,655
                                                    -------             -------         ------             ------

         Per fully diluted share amount              $  .18              $  .24         $  .97              $1.10
                                                     ======              ======         ======              =====